SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                       (Amendment No.    )

          Filed by the Registrant                      [X]
          Filed by a Party other than the Registrant   [ ]

          Check the appropriate box:

          [x]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [ ]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section
               240.14a-11(c) or Section 240.14a-12

                    All Seasons Global Fund, Inc.
        (Name of Registrant as Specified In Its Charter)


           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

       Payment of Filing Fee (Check the appropriate box):

     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules
          14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:




                  All Seasons Global Fund, Inc.
                      250 Park Avenue South
                   Winter Park, Florida 32789
                         1-800-432-0000

                          July 19, 1996

Dear Fellow Stockholder:

I am writing this letter to you because I have come to a very important and intensely personal decision: I am recommending that stockholders entrust the management of our Fund to someone else.

While it is never easy to relinquish something you have developed and nurtured over the years, I believe that the Fund and the stockholders will benefit from the proposals which this proxy statement recommends for your approval.

The prime factors in recommending your approval of these changes are the costs of operating our Fund and enhancing stockholder value. As you know, the Fund now operates as a stand-alone fund. The Fund must therefore bear all of the overhead expenses which otherwise might be spread among an entire group of funds. The Board has concluded that, in the long run, this will make it difficult for our Fund to achieve the economies of scale which we seek for our stockholders.

The proposed investment advisor, Quest Advisory Corp., is headed by Chuck Royce, its CEO and Chief Investment Officer, and is the advisor for The Royce Funds.

* Chuck Royce and his firm have been in the investment advisory field for over twenty years.

* Quest manages over $2.0 billion of private client and investment company assets, including nine mutual fund portfolios and two closed-end funds such as ours.

* Quest's closed-end funds trade at a discount which is substantially less than the Fund's.

* Our Fund will benefit from the sharing of certain operating expenses and other economic advantages, which are described in the proxy statement.

* THE NEW INVESTMENT ADVISOR HAS AGREED TO REDUCE ITS FEES IF
  NECESSARY TO LIMIT FUND OPERATING EXPENSES FOR SEVERAL YEARS
  TO A LEVEL WHICH IS BELOW THE PRESENT OPERATING EXPENSE LEVEL
  OF THE FUND.

The enclosed proxy statement describes the Proposals to be voted on at this Annual Meeting of Stockholders. The Proposals include a new Investment Advisory Agreement with Quest Advisory Corp., the election as directors of nominees who serve as directors or trustees for the other registered investment companies advised by Quest, and changes in the Fund's stated investment objective and certain other investment policies and in its charter to facilitate implementing the investment style of Quest.

Finally, I want to thank all of you for your strong support and encouragement over the years, since the inception of our Fund. It has been a privilege to have served you and I am indeed grateful.

                                             Sincerely yours,

                                             DIEGO J. VEITIA
                                             Chairman


P.S. YOUR VOTE IS VERY IMPORTANT! If the Fund does not receive a sufficient number of votes prior to the meeting date, it will have to engage in additional proxy solicitation, and the meeting may have to be postponed. PLEASE COMPLETE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE.
     If you have any question regarding the proxy material, please call Investor Information at 1-800-432-0000, Ext. 324.




             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  All Seasons Global Fund, Inc.

To the Stockholders of All Seasons Global Fund, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of All Seasons Global Fund, Inc. (the "Fund") will be held at the Langford Resort Hotel, 300 East New England Avenue, Winter Park, Florida, on August 29, 1996 at 10:00 a.m. (Eastern time) for the following purposes:

     1. To approve a new Investment Advisory Agreement between the Fund and Quest Advisory Corp.

     2.   To elect a board of four directors.

     3. To approve a change in the Fund's fundamental investment objective and certain other investment policies as more fully set forth herein.

     4. To approve Amended and Restated Articles of Incorporation for the Fund.

     5. To ratify the selection of Ernst & Young LLP as independent public accountants of the Fund for the year ending December 31, 1996.

     6. To transact such other business as may come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July
15, 1996 as the record date for the determination of those stockholders entitled to vote at the meeting, and only holders of record at the close of business on that day will be entitled to vote.

The Fund's Annual Report to Stockholders for the year ended
December 31, 1995 was previously mailed to stockholders, and copies of it are available upon request, without charge, by writing to the Fund at 250 Park Avenue South, Suite 200, Winter Park, Florida
32789 or calling toll free at 1-800-432-0000, Ext 324.


                            IMPORTANT

To save the expense of additional proxy solicitation, if you do not now expect to be present at the meeting, please mark your instructions on the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States). The enclosed Proxy is solicited on behalf of the Board of Directors, is revocable and will not affect your right to vote in person in the event that you attend the meeting.

                              By order of the Board of Directors.

                              Diego J. Veitia
                              Chairman

July 15, 1996



                 ANNUAL MEETING OF STOCKHOLDERS
                  ALL SEASONS GLOBAL FUND, INC.
                      250 Park Avenue South
                            Suite 200
                   Winter Park, Florida 32789
                     _______________________

                         PROXY STATEMENT
                      ____________________

This proxy statement is furnished in connection with the solicitation of proxies by or on behalf of the Board of Directors (the "Board") of All Seasons Global Fund, Inc. (the "Fund") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Langford Resort Hotel, 300 East New England Avenue, Winter Park, Florida, on August 29, 1996 at 10:00 a.m. local time.


Proxy Solicitation

All proxies in the enclosed form which are properly executed and returned to the Fund prior to the close of business on August 27, 1996, will be voted as provided therein at the Annual Meeting or at any adjournment thereof. A Stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Annual Meeting and vote your shares in person. The Fund believes that under Maryland law, abstentions and broker non-votes may be included for purposes of determining whether a quorum is present at the meeting, but would not be treated as votes cast and, therefore, would not be counted for purposes of determining whether matters to be voted on at the meeting have been approved.

The Board intends to bring before the meeting the matters set forth in Proposals 1 through 5 in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to Proposals 1 through 5 in accordance with the directions of the stockholder as specified on the proxy card; if no choice is specified, the shares will be voted IN FAVOR of the approval of a new Investment Advisory Agreement between the Fund and Quest Advisory Corp. as set forth in Proposal 1, IN FAVOR of the election of the four nominees named under Proposal 2 (or the alternate nominees set forth herein), IN FAVOR of the approval of a change in the Fund's fundamental investment objective and certain other investment policies as more fully set forth in Proposal 3, IN FAVOR of the approval of Amended and Restated Articles of Incorporation for the Fund as set forth in Proposal 4, and IN FAVOR of ratification of Ernst & Young, LLP as auditors as set forth in Proposal 5.

If stockholders owning a sufficient number of shares are not present at the meeting in person or by proxy so as to constitute a quorum, or to approve any one or more items recommended by the Board, the stockholders present may propose to adjourn the meeting to a later date as to any matter or matters to permit the solicitation of additional proxies, and in such case, the named proxies may vote in favor of such adjournment proxies directing or authorizing a vote in favor of any matter to be considered at such adjourned meeting. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with the views of management thereon. If Proposal 1 (the new investment management agreement) is not approved by stockholders, then the Board will not present Proposals 3, 4, or 5 for consideration at the meeting. This proxy statement and form of proxy are being sent to stockholders on or about July 15, 1996.

With respect to the election of directors (Proposal 2), the four nominees receiving the greatest number of votes will be elected. The affirmative vote of a majority of the outstanding voting securities of the Fund, as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), is required to approve the proposed Investment Advisory Agreement (Proposal 1), and the change in the fundamental investment objective and policies (Proposal 3). Under the Articles of Incorporation of the Fund, the affirmative vote of a majority of the outstanding voting securities of the Fund (as defined under Maryland law) is required to approve the amendment and restatement of the Articles of Incorporation (Proposal 4). The affirmative vote of a majority of the votes cast at the meeting is required for the ratification of the selection of independent public accountants (Proposal 5).

The Fund normally would bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders, and of any additional solicitation which might be required to convene and hold the meeting. In recognition of the costs assumed by the Fund in connection with the submission to stockholders of the matters addressed in this proxy statement, the present and the proposed investment advisor have each agreed to bear one half of the costs of calling and holding this stockholders' meeting, and of preparing, printing, and mailing this proxy statement, form of proxy, and any other materials required or costs incurred.

Solicitation may be undertaken by mail, telephone, telegraph and personal contact. Some officers and employees of the Fund and/or Veitia and Associates, Inc. (the "Present Advisor"), the Fund's investment advisor, may solicit proxies personally and by telephone, if deemed desirable. Although the Fund has not contracted for specific services at this time, the Fund has arranged for Shareholder Communications Corp. to serve as solicitors for the Fund. The Fund expects that such solicitation arrangements would include telephone or other contacts with stockholders of the Fund to ensure the presence of a quorum, and other activities which the Board may deem to be in the best interests of the Fund and its stockholders. It is not anticipated that such solicitation will involve any expense to the Fund, as any such costs will be paid by the present and the proposed investment advisor. The Annual Report of the Fund for its fiscal year ended December 31, 1995 was mailed to stockholders of record on approximately March 1, 1996, and has thereafter been mailed to persons who have become stockholders of record entitled to vote at this meeting.

Voting Securities and Principal Holders Thereof

Holders of Common Stock of the Fund of record at the close of business on July 15, 1996 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of July 15, 1996, the Fund had outstanding 7,998,419 shares of Common Stock. The stockholders are entitled to one vote per share on all business to come before the meeting. The Fund has been notified by a filing made on
Schedule 13G that Deep Discount Advisors, Inc. and Ron Olin Investment Management Company, in the aggregate, control and share dispositive powers over shares of common stock in excess of 5%.
The Fund has also been notified by a filing made on Schedule 13D that Steel Partners II, L.P., Warren Lichtenstein, and Lawrence Butler, in the aggregate, control and have dispositive powers over shares of common stock in excess of 5%. The officers and directors of the Fund as a group beneficially own in the aggregate less than 1% of the outstanding Common Stock of the Fund.

The following persons were known by the Fund to be beneficial owners or owners of record of 5% or more of its outstanding shares of Common Stock as of the record date:


NAME AND ADDRESS                 AMOUNT AND NATURE            PERCENTAGE OF
OF OWNER                         OF OWNERSHIP                 CLASS

Steel Partners II, L.P.          Aggregate Amount             8.8%
750 Lexington Avenue             721,950
New York, New York  10022        Beneficial


Steel Partners Services, Ltd.    Aggregate Amount             0.9%
                                 75,086

Warren Lichtenstein              Aggregate Amount             9.7%
                                 797,036

Lawrence Butler                  Aggregate Amount             9.7%
                                 797,036

                                 (As of Dec. 27, 1995)


Proposal 1.    APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

The Fund presently receives investment advice and related advisory services pursuant to a written Investment Management Agreement (the "Present Agreement") between Veitia and Associates, Inc. (the "Present Advisor"), a Florida corporation with offices located at 250 Park Avenue South, Suite 200, Winter Park, Florida, 32789, and the Fund. At the meeting, it is proposed that the stockholders approve a new investment advisory agreement (the "New Agreement") with Quest Advisory Corp. ("Quest") to replace the Present Agreement. Quest, located at 1414 Avenue of the Americas, New York, New York 10019, is the investment advisor of several open-end and closed-end management investment companies (collectively, "The Royce Funds").

If the New Agreement is approved by the stockholders at this meeting, it will become effective upon the closing of a transaction (the "Closing") described under "INFORMATION CONCERNING THE PROPOSED SALE OF ASSETS TO QUEST" below, pursuant to which the Present Advisor will sell to Quest certain assets used by the Present Advisor in the conduct of its business as the advisor to the Fund. It is anticipated that the Closing will occur shortly following the stockholders meeting. The Closing is not required to proceed if the stockholders do not approve the New Agreement and elect as directors of the Fund the nominees identified in Proposal 2 below. If the New Agreement is not approved by the stockholders, or the Closing does not occur for any other reason, then the Present Agreement will remain in effect, and the Board of Directors of the Fund will consider what further steps, if any, are necessary or appropriate in connection with the conduct of the business of the Fund.


The Present Agreement

Veitia and Associates, Inc., presently serves as the Fund's manager and investment adviser under the Present Agreement dated February 1, 1992, which was approved by the Board of the Fund at its meeting held on September 21, 1991, and by the stockholders of the Fund at a meeting held on January 20, 1992. Continuance of the Present Agreement was last approved by the Fund's Board on December 8, 1996, and it will remain in effect until January 31, 1997, unless it is terminated sooner or is replaced by the New Agreement.

Under the Present Agreement, the Present Advisor manages the investment operations of the Fund and the composition of the Fund's portfolio in accordance with the Fund's stated investment objective, policies and restrictions and subject to the supervision of the Board of Directors. The Present Advisor selects brokers and dealers to execute transactions for the Fund, maintains certain books and records in connection with its services to the Fund and furnishes facilities required by the Fund for investment activities. The Present Advisor authorizes any of its directors, officers and employees who have been elected as directors or officers of the Fund to serve in the capacities in which they have been elected. The Present Advisor also administers the Fund's general business affairs subject to the supervision of the Fund's Board of Directors and its officers.

Except as set forth herein, the Fund pays its own expenses, although the Present Advisor incurs its expenses of performing its duties under the Present Agreement. There are no voluntary expense limitations by the Present Advisor relating to the Fund's operating expenses.


The Present Advisory Fee

As compensation for its services under the present Agreement, the Present Advisor receives a fee at an annualized rate of (a) 1.0% of the Fund's average daily net assets up to the first $100,000,000 of assets, (b) 0.85 of 1% of average daily net assets in excess of $100,000,000 but not in excess of $250,000,000, and
(c) 0.70% of 1% of average daily net assets in excess of $250,000,000. During the fiscal year ended December 31, 1995, the Fund paid the Present Advisor investment advisory fees aggregating $413,686.


The New Agreement

The principal differences between the form of the Present Agreement and the form of the New Agreement, in addition to the identity of the parties, are (i) the elimination of certain asset-based fee reduction provisions in the Present Agreement, and (ii) the assumption by the Fund of the cost of certain ancillary services which are presently provided to the Fund at the Advisor's expense.

Under the New Agreement, Quest will determine the composition of the Fund's portfolio, the nature and timing of changes in it and the manner of implementing the changes; it will provide the Fund with investment advisory, research and related services for the investment of the Fund's assets; it will furnish, without expense to the Fund, the services of those members of its organization as may be duly elected executive officers or directors of the Fund; and it will pay all the salaries and expenses of such persons. For purposes of the New Agreement, only a president, a treasurer or a vice-president in charge of a principal business function shall be deemed to be an executive officer. Quest will also pay all expenses which it may incur in performing its investment advisory duties under the New Agreement and shall reimburse the Fund for any space leased by the Fund and occupied by Quest.

The obligation of the Fund to pay its own expenses will cause it to bear certain expenses for services which are now provided to the Fund without reimbursement by the Present Advisor under the Present Agreement. Quest has represented to the Board of the Fund that economies of scale should result from the larger asset base of The Royce Funds, and that these economies of scale should be substantially more significant to the Fund than the cost of the services which the Fund will now bear. To assure that the Fund is benefitted by the proposals reflected in this proxy statement, including the approval of the New Agreement, Quest has committed to the Fund that it will waive collection of its advisory fee to the extent necessary to limit the operating expenses of the Fund as described below.

Quest will waive collection of its fee as required if operating expenses of the Fund exceed 1.75% of average daily net assets during calendar years 1997 and 1998, or 2.0% of assets for the portion of 1996 during which Quest serves as the Fund's advisor (including in each case fees payable to Quest, but excluding interest, dividends on securities sold short, taxes, brokerage commissions, distribution fees, amortization of organization expenses, litigation, and extraordinary expenses). The officers of the Fund estimate, based upon the Fund's 1995 expense ratio of 2.4%, that such an operating expense level would result in a level of operating expenses for the Fund which is less than the Fund would incur if the New Agreement had not been proposed.

Quest is the investment adviser of Royce Micro-Cap Trust, Inc. ("RMT"), Royce Value Trust ("RVT") and nine series of The Royce Fund ("TRF"), registered management investment companies. These funds or series have assets ranging from approximately $000,000 to $000,000,000 (as of June 30 1996) and compensate Quest at rates of up to 1.5% of their respective average net assets. Quest has generally voluntarily reduced its compensation under its contracts with these funds or series to the extent necessary to maintain expenses, other than interest expense, at or below 1.99% of average net assets.

The name and principal occupation of the principal executive officers and each director of Quest is set forth in the table below. The address of the persons named below is 1414 Avenue of the Americas, New York, New York 10019.


NAME                              PRINCIPAL OCCUPATION

Charles M. Royce                  President, Secretary, Treasurer and
                                  sole director and sole voting
                                  shareholder of Quest; director,
                                  President and Treasurer of Royce
                                  Value Trust, Inc. ("RVT") and Royce
                                  Micro-Cap Trust, Inc. ("RMT") and
                                  trustee, President and Treasurer of
                                  The Royce Fund ("TRF"); Secretary and
                                  sole director and shareholder of
                                  Quest Distributors, Inc. ("QDI") and
                                  managing general partner of Quest
                                  Management Company ("QMC"), a
                                  registered investment advisor.

Thomas R. Ebright                 Vice President of Quest and TRF;
                                  director of RVT and RMT; Vice
                                  President and Treasurer of QDI;
                                  President, Treasurer and director
                                  and principal shareholder of Royce,
                                  Ebright and Associates, Inc., a
                                  registered investment advisor and
                                  director of Atlantic Pro Sports, Inc.
                                  and the Strasburg Rail Road Co.

W. Whitney George                 Vice President and senior analyst of
                                  Quest; Vice President of RVT, RMT and
                                  TRF and general partner of QMC.

Jack E. Fockler, Jr.              Vice President and senior associate
                                  of Quest; Vice President of RVT, RMT
                                  and TRF; Vice President of QDI and
                                  general partner of QMC.

Daniel A. O'Byrne                 Vice President of Quest and RVT, RMT
                                  and TRF.

John E. Denneen                   Associate General Counsel and Chief
                                  Compliance Officer of Quest and
                                  Secretary of RVT, RMT and TRF.


The proposed Investment Advisory Agreement between the Fund and Quest would become effective on the first business day following the sale of certain assets by the Present Advisor to Quest, which will occur shortly following approval of the New
Agreement by the Fund's stockholders. The text of the proposed New Agreement is set forth in Exhibit A to this Proxy Statement.


The New Advisory Fee

As compensation for its services under the Proposed Agreement, Quest would receive a monthly fee equal to 1/12 of 1% (1% on an annualized basis) of the average net assets of the Fund for each month during the term of the Proposed Agreement.

Based upon the current size of the Fund, the asset-based fee reduction provisions in the Present Agreement do not provide any present benefit to the Fund, and therefore the same fee would have been paid if the New Agreement had been in effect during the last fiscal year. In addition, the present Board of the Fund, for reasons set forth in more detail herein, has concluded that the additional economies of scale which the Fund should obtain by becoming a part of a larger group of investment companies will significantly outweigh any benefit which the Fund might reasonably expect to derive from the fee reduction schedule of the Present Agreement.


The Board's Approval of the New Agreement

In deciding to recommend to stockholders that they approve the New Agreement with Quest, the Fund's Board considered:

- - the expected benefits to the Fund of participation in a multiple-fund complex, including economies of scale which can be achieved by the Fund as certain fixed costs are allocated over a larger number of funds and over a larger asset base.

- - the financial commitment made to the Fund by Quest which, as described above, has agreed to limit Fund operating expenses to levels below the current range for a period of more than two years following the approval of the New Agreement.

- - the historically better operating expense levels of many of the funds advised by Quest.

- - the fact that Quest is already experienced in the operation of closed-end funds, and proposes to bring to the Fund the same value-oriented investment approach which it employs for all of its funds.

- - the established investment advisory business of Quest, and the experienced principals and contacts of that firm.

- - the commitments made to the Fund by Quest concerning certain investment techniques which the Fund may employ (as described in more detail below).

- - the experience level of the affiliated and independent directors of the fund complex.

The Board considered the matter of the New Agreement after requesting and obtaining from Quest: (i) substantial written material concerning Quest, and concerning the directors of the closed-end funds advised by Quest; (ii) material concerning the funds advised by Quest; (iii) information concerning the performance of the funds advised by Quest; and (iv) regulatory, compliance, and procedural information concerning the operation of The Royce Funds and Quest. The Board also arranged for two Fund Directors to visit the offices of Quest and review the facilities used for The Royce Funds.

Not all factors considered by the Board were accorded equal significance in the deliberations of the Board. The Fund's Directors concluded, among other things, that if the proposals were approved the per share cost of operating the Fund would be likely to be reduced. This conclusion was based upon both an analysis of the historical operating experience of The Royce Funds, and the specific expense limitation commitment which has been made to the Fund by Quest. The Board believes that, given the impact of operating expenses on the performance of funds generally, this was perceived to be a significant positive factor.

The Directors also determined that Quest's commitment to conduct the investment operations of the Fund in conformity with both the following policy statement and the mission statement reflected below was significant, because it would provide stockholders with assurances that the assets of the Fund would be managed with the techniques and skills which were most familiar to Quest, and would not subject stockholders to risks related to investment techniques which Quest generally does not use for The Royce Funds.


INVESTMENT OPERATIONS COMMITMENT FROM QUEST

When the Fund was established, it was designed to permit the investment manager of the Fund substantial flexibility with respect to the conduct of the Fund's investment activities. This included authority to make direct investments in foreign securities in both established and emerging markets, authority to use techniques such as short sales, options, and foreign currency futures. While these and many other investment techniques authorized were intended to be used conservatively (such as the use of foreign currency futures to hedge risk and not for speculative purposes), each technique does involve investment risk.

Quest has not used to a significant extent a number of the investment techniques which an advisor to the Fund would otherwise have authority to use, and does not believe that it will require the use of most of these techniques for the effective investment of the assets of the Fund. Quest therefore has made a written representation to the Board that it does not presently intend to use such investment techniques when it assumes responsibility for the management of the Fund's investments.

If, at any time in the future, Quest believes that its use of any one or more of these investment techniques is in the interest of the Fund, it will advise the Board of the Fund of its conclusion, and will request authority for the use of such investment technique from the Board. Quest will not utilize the technique until the Board has authorized its use. These non-fundamental limitations on the scope of the investment techniques which may be used for the Fund are believed to complement the changes in the Fund's fundamental investment objective and investment policies proposed for stockholder approval in Proposal 3 below.

The non-fundamental investment techniques and limitations proposed are:

(a) Quest will not cause the Fund to make new investments which would cause more than 50% of the Fund's assets to be invested in equity securities traded exclusively in markets outside the U.S.

(b) Quest will not cause the Fund to make new investments in emerging markets.

The above limitations will not prevent the Fund from purchasing sponsored or unsponsored depository receipts trading within the U.S. and/or developed markets in Europe which represent an interest in foreign equity securities trading in other markets.

(c) Quest will not cause the Fund to make new investments which would cause more than 25% of the Fund's assets to be invested in non-equity securities traded exclusively in markets outside the U.S.

(d) Quest will not cause the Fund to make new investments which would cause more than 10% of the Fund's assets to be invested in non-equity investments which are not preferred stock or investment grade debt obligations.

(e) Quest will not cause the Fund to deal in foreign currency futures, either for speculative or hedging purposes, except as necessary to close out any futures position held by the Fund when
Quest becomes the advisor.

(f) Quest will not cause the Fund to engage in "swaps," or to invest in puts or calls, or to invest more than 10% of its assets in illiquid assets.

(g) Quest will not cause the Fund to make short sales of securities, other than short sales against the box in which, at the time of the short sale, the Fund holds or has an unrestricted right to receive the security to be sold short.

(h) Quest will not cause the Fund to invest in derivative securities of a speculative nature, but such limitation is not intended to prevent the Fund from using investments in repurchase agreements, reverse repurchase agreements, warrants, and rights.

(i) The Fund will not borrow from banks for leveraging purposes, but may issue other senior securities under Section 18 of the 1940 Act.


COMPREHENSIVE STATEMENT OF QUEST GOVERNING FUND INVESTMENTS

Quest has committed that, subject to the investment objective, policies, and restrictions of the Fund, it will invest the assets of the Fund as set forth in the following statement:

     "The Fund's investment objective is long-term capital appreciation. It will seek to achieve this objective by normally investing more than 75% of its assets in domestic and foreign common stocks, securities convertible into common stocks and other equity securities.

     Quest will use a "value" method in managing the Fund's assets. In its selection process, Quest will put primary emphasis on the understanding of various internal returns indicative of profitability, balance sheet quality, cash flows and the relationships that these factors have to the price of a given security. Quest's value method is based on its belief that the securities of certain companies may sell at a discount from its estimate of such companies' "private worth", that is, what a knowledgeable buyer would pay for the entire company. Quest will attempt to identify and invest in these securities for the Fund, with the expectation that this "value discount" will narrow over time and thus provide capital appreciation for the Fund.

     Quest believes that valuation discrepancies exist globally among many companies without regard to their stock market capitalizations. For this reason, Quest will retain the Fund's global focus and will not limit the stock market capitalizations of the companies in which it may invest.

     The Fund will normally invest more than 65% of its assets in securities of companies of at least three countries, including the United States. In most instances, investments will be made in companies principally based in the United States or the other developed countries of North America, Europe, Asia and Australia and not in emerging markets countries. Quest intends to invest primarily in American Depository Receipts and European Depository Receipts and U.S. exchange-listed securities.

     Although the Fund is not restricted from entering into forward currency exchange contracts or engaging in short sales, Quest has no current intention to use such investment techniques and will not use such techniques without prior approval from the Fund's Board of Directors.

     The assets of the Fund that are not required to be invested in the equity securities of domestic and foreign companies may be invested in the non-convertible preferred stocks and debt securities of domestic and foreign companies.

     The Fund may also indirectly invest in the securities of domestic and foreign companies by investing in the securities of other investment companies that invest primarily in such companies. The other investment companies in which the Fund may invest may be domestic companies registered under the 1940 Act or foreign companies that are not so registered or otherwise regulated. They usually have their own management fees and expenses, and Quest will also earn its fee on Fund assets invested in such other companies, which would result in a duplication of fees to the extent of any such investment. However, Quest will waive its management fee on any Fund assets invested in other open-end investment companies, and no sales charge will be incurred on such an investment."


INFORMATION CONCERNING THE PROPOSED SALE OF ASSETS TO QUEST

Under an Asset Purchase Agreement dated as of June 3, 1996, the Present Advisor agreed to sell to Quest its business and assets relating to the administration and management of the Fund's assets (the "Transaction"). The terms of the Transaction provide for the sale to Quest of certain intangible assets and books and records which are used by the Present Advisor for its service as an investment advisor and administrator to the Fund. The Asset Purchase Agreement provides that the obligation of the parties to consummate the Transaction is subject to the approval by stockholders of the proposed Investment Advisory Agreement between the Fund and Quest. Pursuant to the Asset Purchase Agreement, the election of the nominees identified in Proposal 2 below as Directors of the Fund is also a condition for consummation of the Transaction.

The Fund is a third-party beneficiary of certain sections of the Asset Purchase Agreement dealing with Fund proxy solicitations and Fund meeting expenses and, as such, may enforce these provisions against the Present Advisor or Quest. The Fund will not bear the expense of soliciting the approvals required for consummation of the Transaction nor will it incur any contractual obligations under the Asset Purchase Agreement.

Under the Asset Purchase Agreement, Quest does not assume any liabilities of the Present Advisor, and will pay to the Present Advisor a purchase price of $1,398,769, subject to an adjustment to reflect certain changes in the level of the assets of the Fund as the closing date of the Transaction. This payment is subject to the obligation of the selling party and Mr. Veitia to indemnify Quest in the event of certain adverse diminutions in the net assets of the Fund.

The Asset Purchase Agreement also provides that Quest and Mr. Veitia, currently Chairman of both the Fund and the Present Advisor, will enter into a Consulting Agreement. Under the Consulting Agreement, in consideration of compensation of $675,000 payable in three annual payments, Mr. Veitia is obligated to provide consulting services to Quest after the completion of the Transaction, so that Quest may obtain certain assistance from Mr. Veitia. According to the terms of the Consulting Agreement, for a period of approximately three years after consummation of the Transaction, Mr. Veitia will consult with, advise and assist Quest's management with respect to (1) Fund stockholder communications and servicing and (2) economic factors and trends affecting foreign economies and markets. However, Mr. Veitia will not be permitted or required generally to furnish advice or make recommendations regarding the purchase or sale of securities.

Assuming the necessary conditions have been met, consummation of the Transaction is expected to occur promptly following approval of the New Agreement at the Fund's Annual Meeting of Stockholders, which is expected to occur on or about August 29, 1996.

The parties to the Asset Purchase Agreement have agreed that the Transaction, and the consideration paid pursuant to the Transaction, shall be subject to Section 15(f) of the 1940 Act, which requires that: (i) for three years following the Transaction at least seventy-five percent of the Board of the Fund shall consist of people who are not interested persons of the old or the new advisor to the Fund, and (ii) no "unfair burden" shall be imposed upon the Fund during the two years following the Transaction.


VOTE REQUIRED

The New Agreement between the Fund and Quest requires the approval of the lesser of (i) 67% of the shares of the Fund's Common Stock present or represented at the meeting (assuming that more than 50% of such shares are present or represented) or (ii) more than 50% of the outstanding shares of the Fund's Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.



Proposal 2.    ELECTION OF DIRECTORS

At the Annual Meeting, it is proposed to elect four directors, each director to hold office until the next Annual Meeting of Stockholders and until his successor shall have been elected and qualifies. The Fund's Board of Directors has nominated the following four persons to become directors of the Fund: Charles M. Royce, Richard M. Galkin, Stephen L. Isaacs and David L. Meister (collectively, the "Nominees"). Certain information concerning the Nominees is set forth below. Subject to the condition recited below, each of these persons has agreed to serve if elected, and the Fund's management has no reason to believe that any of them will be unavailable for election as a director. However, each nominee has indicated that he will not be available to serve in the event that stockholders do not approve the New Agreement recommended in Proposal 1 above. If, for this or any other reason, any of them become unwilling or unable to serve, the persons named in the accompanying form of Proxy will vote for the election of such other persons, if any, as the Board of Directors may nominate.


NAME                PROPOSED POSITIONS WITH THE FUND         AGE

Charles M. Royce*   Director, President and Treasurer        56

Richard M. Galkin   Director                                 58

Stephen L. Isaacs   Director                                 56

David L. Meister    Director                                 56

* If elected to the Board of Directors, Mr. Royce would be deemed an "interested person" of the Fund within the meaning of
Section 2(a)(19) under the 1940 Act.

The Board has an Audit Committee, which is responsible for recommending the selection and nomination of the independent auditors of the Fund and for conducting post-audit reviews of the Fund's financial condition with the auditors. The Audit Committee held two meetings during the year ended December 31, 1995, and each member of the Audit Committee attended all of the meetings. The Board also has an Independent Directors Committee comprised of all of the independent directors, which is responsible for reviewing any matters which may affect affiliated entities of the Fund. The Independent Directors' Committee met once in 1995, and both members attended the meeting. The Board of Directors also has a Nominating Committee which is responsible for recommending to the Board the persons to be nominated as directors of the Fund. The Nominating Committee held one meeting during the fiscal year ended December 31, 1995, and each member of the Committee attended the meeting. Stockholders who wish to bring a prospective nominee to the attention of the Committee may do so by submitting a brief resume of the prospective nominee to the Secretary of the Fund. The Board does not have any other standing committees.

There are no family relationships between any of the Fund's directors and officers.

During the Fund's current fiscal year, Stephen A. Saker, a director of the Fund, failed to file on a timely basis a report required by Section 16(a) of the Securities Exchange Act of 1934. Such report, which was filed with the Securities and Exchange Commission on June 21, 1996, disclosed the sale of 146.34 shares of the Fund on May 20, 1996 by Mr. Saker's wife from her IRA account for a total consideration of $576.59.

As of the record date, none of the Nominees owned of record or beneficially any shares of the Fund's Common Stock.


BUSINESS EXPERIENCE OF CURRENT DIRECTORS AND NOMINEES

Set forth below is certain information as to the principal business experience of the Nominees during the past five years.

Charles M. Royce is the President, Secretary, Treasurer and sole director and sole voting stockholder of Quest, the proposed investment adviser to the Fund. He became affiliated with Quest in June 1972, and has served as its President and Treasurer since November 1972. Mr. Royce also manages three private investment partnerships through Quest Management Company ("QMC"), a registered investment adviser, of which he is the managing general partner.

Richard M. Galkin is a private investor and President of Richard M. Galkin Associates, Inc., tele-communications consultants.

Stephen L. Isaacs is an attorney, Director of the Columbia
University Development Law and Policy Program, a Professor at
Columbia University and President of Stephen L. Isaacs Associates,
Consultants.

David L. Meister is a consultant in the communications industry. He was an executive officer of Digital Planet Inc. from April 1991 to December 1992.

Mr. Royce is also Director, President and Treasurer of Royce Micro-Cap Trust, Inc. ("RMT"), Royce Value Trust, Inc. ("RVT"), and The Royce Fund ("TRF"), registered management investment companies. Messrs. Royce, Galkin, Isaacs and Meister are also directors/trustees of RMT, RVT, and RVT. Messrs. Royce, Galkin, Isaacs and Meister are also trustees of TRF. Mr. Royce is also the sole stockholder and director and Secretary, of Quest Distributors, Inc., the distributor of TRF's shares.

Set forth below is certain information as to the principal business experience of the Fund's current directors during the past five years.

Diego J. Veitia is the Chairman of the Present Advisor (since
1991), International Assets Advisory Corporation ("I.A.A.C."), an affiliate of the Present Advisor, (since 1981), Global Assets visors, Inc. (since 1994), International Assets Holding Corporation (since 1987) and America's All Seasons Income Fund, Inc. (since 1988). Mr. Veitia has been Chairman of the Fund since 1987.

Robert A. Miller, Ph.D. is the Academic Vice President of
Queens College (since July 1994) and was Provost of Antioch
University from August 1991 to July 1994. Prior to August 1991, he was Dean of The Hamilton Holt School, Rollins College. Dr. Miller has been a director of the Fund since 1987 and America's All
Seasons Income Fund, Inc. since 1988.

Adrian Day, an investment advisor and writer, is the Editor of Investment Analyst, an investment newsletter (since 1987), President of Global Strategic Management, Inc., a money management firm (since 1991), President of Investment Consultants International, Ltd. (since 1981), Director of Telegold Ltd. (since
1995).  Mr. Day was formerly President of Day Assets Ltd. (1988 to
1992), Director of North Lily Mining (until 1993) and Director of Vidatron Consultants (until 1993). Mr. Day has been a director of the Fund and America's All Seasons Income Fund, Inc. since 1990.

Jerome F. Miceli is President of Global Assets Advisors, Inc. (since May 1994), Chief Executive Officer (since September 1992) and President (since June 1990) of I.A.A.C., Director and Chief Operating Officer of the Fund's Present Advisor (since November
1990). Mr. Miceli has been a director and Treasurer of the Fund and a director of America's All Seasons Income Fund, Inc. since 1990.

Stephen A. Saker is Director and Vice President of I.A.A.C. (since June 1985), Executive Vice President (since 1993) and Secretary (since 1988) of America's All Seasons Income Fund, Inc. and Secretary of the Fund since 1987. He has been a director and Secretary of International Assets Holding Corporation since 1987. Mr. Saker has been the Secretary of Global Assets Advisors, Inc. since 1994 and a director of the Fund since 1987.

Michael Petrino has held the position of President of Calport
Asset Management, a registered investment advisor, since July 1991. He has been a director of the Fund since 1995.


REMUNERATION OF DIRECTORS AND OFFICERS

None of the Nominees is, or has ever served as, a director of the Fund, or received any compensation from the Fund as a director, officer, or otherwise.

Each of the Fund's current directors who is not an affiliated person (as defined in the 1940 Act) of the Present Advisor receives as compensation an annual fee of $7,500 and a fee for each meeting attended of $750. The Fund also reimburses all directors for expenses incurred in connection with attending Board meetings. The Present Advisor has, as required by its agreement, borne the cost of all fees, salaries or other remuneration of officers of the Fund who also serve as directors, officers, employees or special consultants to the Present Advisor. All current officers are covered by this provision and did not receive any compensation from the Fund during the fiscal year ended December 31, 1995. Set forth below is the compensation paid by the Fund to each of its current directors during the fiscal year ended December 31, 1995.


                          AGGREGATE COMPENSATION       TOTAL COMPENSATION
NAME                      FROM THE FUND                FROM THE FUND

Diego J. Veitia           $     0                      $     0

Robert A. Miller, Ph.D.    10,250                       10,250

Adrian Day                 10,250                       10,250

Jerome F. Miceli                0                            0

Stephen A. Saker                0                            0

Michael Petrino             5,250                        5,250


VOTE REQUIRED

A quorum consists of stockholders representing a majority of the outstanding shares of the Fund entitled to vote who are present in person or by proxy, and a plurality of all of the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.



Proposal 3.    APPROVAL OF A CHANGE IN THE FUND'S FUNDAMENTAL
               INVESTMENT OBJECTIVE AND CERTAIN OTHER INVESTMENT
               POLICIES

     This proposal will be presented for action at the meeting only if the investment advisory agreement recommended in Proposal 1 is approved at the meeting and the nominees identified in Proposal 2 are elected.

The Fund operates under a fundamental investment objective, and is subject to fundamental investment restrictions, which may only be changed with the approval of the stockholders. These provisions govern the way in which investments are selected for the Fund. The objective sets the goal for the Fund, and the restrictions limit activities in which the Fund might engage.

In connection with the proposal to appoint Quest as the new investment advisor to the Fund, the Board reviewed the manner in which Quest advises other investment companies, and evaluated the experience of Quest as an advisor. In connection with the Board's consideration of the New Agreement, Quest indicated to the Board that Quest would like to manage the investments of the Fund in a way that draws upon Quest's traditional strengths and areas of experience. It is the view of both Quest and the Board that enabling Quest to manage the Fund's investments using Quest's strengths would offer the best chance of success for the Fund and the stockholders.

The Board has considered the changes proposed by Quest. In order to implement these changes, the stockholders must approve changes in the fundamental items listed below by the affirmative vote of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act. Under the 1940 Act, a majority of the outstanding voting securities at this meeting means the vote of 67% or more of the voting securities present at the meeting, if more than 50% of the voting securities are present in person or by proxy, or more than 50% of the outstanding voting securities of the Fund, whichever is less.

The present language of the items involved is provided below, along with the new language proposed. To evaluate these proposals in context, stockholders should also consider the statements provided by Quest describing how the Fund's investment activities will be conducted if stockholders approve the New Agreement (see Proposal 1 above).


CHANGE OF THE INVESTMENT OBJECTIVE

The Fund currently has the following fundamental investment objective, which may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting securities:

     "The objective of the Fund is to achieve long-term capital appreciation without undue risk to preservation of capital. Any current income achieved by the Fund will be incidental."

It is proposed that the investment objective of the Fund be changed to read:

     The Fund's investment objective is long-term capital appreciation. It will seek to achieve this objective by normally investing more than 75% of its assets in common stocks, convertible preferred stocks, convertible debentures and other equity securities."


CHANGE OF CERTAIN INVESTMENT RESTRICTIONS

The Fund currently operates under fundamental investment restrictions. Four are proposed to be changed in the manner indicated below. New language is underlined, and material to be deleted is stricken. The other restrictions would be renumbered to reflect the deletions indicated below. The restrictions may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting securities as defined in the 1940 Act.

     The restrictions to be changed provide that the Fund will not:

     invest in any investment company if a purchase of its shares would result in the Fund and its affiliates owning more than 3% of the total outstanding stock of such company.

The new advisor has noted that it may recommend to the Fund the purchase of investment company securities which are also held in the portfolios of other clients. Subject to compliance with applicable provisions securities laws, Quest does not wish to restrict the ability of the Fund to acquire such investments.

     purchase more than 10% of the voting securities, or more than 10% of any class of securities of any issuer. For purposes of this restriction, all outstanding fixed income securities of an issuer are considered as one class.

Quest does not want to preclude the Fund from holding more than 10% of a class of an issuer's non-voting securities.

     invest in securities of any company if, to the knowledge of the Fund, any officer or director of The Fund or the investment manager owns more than .5% of the outstanding securities of such company and such officers and directors (who own more than .5%) in the aggregate own more than 5% of the outstanding securities of such company.

This investment restriction was originally provided by the Fund to comply with a state blue sky requirement. Quest has requested that stockholders delete this limitation so that the Fund, and certain other private pooled accounts managed by Quest in which certain officers of the Fund or Quest may have a beneficial interest, may invest in the same companies. Quest has advised the Board that the strict Code of Ethics of The Royce Funds and the Quest Companies deals with and limits the extent of such beneficial interests.

     invest more than 25% of its assets concentrate its investments in any industry.

The term "concentrate" is defined by the 1940 Act to apply the same 25% limit as would be stated in the revised language. The meaning of the restriction will not change.


VOTE REQUIRED

The vote required for approval of Proposal 3 is a majority of the Fund's outstanding voting securities, which is the lesser of
(i) 67% of the shares of Common Stock of the Fund present or represented at the meeting (assuming that more than 50% of the shares are present or represented) or (ii) more than 50% of the outstanding shares of Common Stock of the Fund.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.


Proposal 4.    APPROVAL OF AMENDED AND RESTATED ARTICLES OF
               INCORPORATION FOR THE FUND


     This proposal will be presented for action at the meeting only if the investment advisory agreement recommended in Proposal 1 is approved at the meeting and the nominees identified in Proposal 2 are elected.


The Board of Directors has approved Articles of Amendment and Restatement (the "Amendment") to the Fund's Articles of Incorporation, which would modify the rights of the directors and stockholders as described below. In accordance with the General Corporation Law of Maryland (where the Fund is incorporated) (the "GCL"), the Board recommends that the stockholders approve the Amendment.

While the principal purpose of the Amendment is to conform the Fund's charter document to those of the other closed-end investment companies in advised by Quest, the Amended and Restated Articles would make certain changes which are material to the stockholders.

     (i) The Amendment would change the name of the Fund to Royce Global Fund, Inc.

The Board believes that the identification of the Fund as a member of The Royce Funds would benefit the Fund. The Fund has been authorized by Quest to use the term "Royce" as part of its name, subject to a provision in the New Agreement which will require the Fund to change its name to eliminate the term "Royce" from its name if neither Quest or any affiliate of Quest is the investment advisor to the Fund.

     (ii) The Amendment would permit the Board to authorize and issue preferred stock without stockholder approval, and to modify the structure of the Board of Directors and the voting rights of stockholders with respect thereto in connection with the issuance of senior securities.

Pursuant to the GCL, a corporation may provide in its charter that its Board shall have the authority to reclassify, by resolution and without stockholder approval, any authorized but unissued stock by changing certain attributes of such stock, including dividend and liquidation preferences and conversion and various other rights. The Amendment will grant such authority to the Board.

The present Articles of Incorporation grant the Board the authority to issue one hundred million shares of capital stock of the Fund to be known and designated as Common Stock. The Amendment would permit the Board to issue, without stockholder approval, one or more series of preferred stock that would have priority over shares of the Common Stock as to payment of dividends and distribution of assets upon liquidation of the Fund. Senior securities issued by the Fund could consist of preferred shares of the Fund's capital stock, as authorized under Article IV, Section
5 of the Amendment, or debt securities, as authorized under Article V, Section 2(iv) of the Amendment.

Furthermore, the Amendment includes certain charter provisions which are necessary for compliance with requirements under Section 18 of the 1940 Act in connection with the issuance of senior securities. Section 18 imposes asset coverage provisions and dividend payment limitations on closed-end investment companies issuing debt securities. If asset coverage requirements are not met, holders of the securities must be given the right to elect at least a majority of directors in certain cases. Preferred stockholders must have the right, voting as a class, to elect at least two directors at all times and to elect a majority of directors if dividends on their stock are unpaid for certain periods. The Amendment would grant the Board the power to modify the structure of the Board, or any voting right of stockholders with respect thereto, to the extent necessary to comply with the aforementioned requirements under Section 18.

Although two of the closed-end investment companies for which Quest serves as the advisor have similar authority, Quest has advised the Board that neither Quest nor the nominees for election to the Board identified in Proposal 2 above have any present intention to have the Fund exercise the power provided by this change.

     (iii) The Amendment would authorize the Fund to issue shares of its common stock for at less than the net asset value of the shares.

Under the 1940 Act, a closed-end investment company may only issue its shares of common stock for less than the net asset value of such shares in compliance with the provisions of that Act. (The language would not allow the Fund to issue its shares for less than the par value, as required by the GCL.) Quest has advised the Board that the other closed-end funds for which it acts as the investment advisor have the authority to issue shares for less than net asset value, and have exercised that authority for two purposes permitted by the 1940 Act.

First, those investment companies have adopted an "Automatic Distribution Reinvestment Plan" to permit the Fund to issue shares in connection with the payment of dividends or capital gain distributions in shares of the Fund's common stock valued at the market price for such shares at the valuation date. While any stockholder may elect to receive such payments in cash, stockholders of the Fund would benefit from the acquisition of additional shares of stock at a discount from the current net asset value. Quest has advised the Board that it expects to recommend the adoption of such a Plan to the new Board.

Second, a closed-end investment company may issue shares of its common stock for less than the net asset value of such shares in connection with a rights offering to existing stockholders. While both of the closed-end funds advised by Quest have made such rights offerings, Quest has advised the Board that neither Quest or the nominees named in Proposal 2 above have any present intention of causing the Fund to make such a rights offering at this time.

The proposed Amendment does NOT seek to modify or eliminate the provision in the Fund's present Articles of Incorporation which requires that any proposal to open-end, liquidate, or merge the Fund, or to modify the two thirds voting provision, must be approved by at least two thirds of the outstanding voting securities of the Fund. Therefore, approval of the proposal will not require the affirmative vote of two thirds of the outstanding voting securities.

Adoption of this proposal would authorize the officers of the Fund to prepare, execute and file Articles of Amendment and Restatement, as set forth in Exhibit B herein, to replace Articles FIRST through ELEVENTH of the Fund's present Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4



Proposal 5.    RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC
               ACCOUNTANTS

     This proposal will be presented for action at the meeting only if the investment advisory agreement recommended in Proposal 1 is approved at the meeting and the nominees identified in Proposal 2 are elected.


At the meeting, the stockholders will be asked to ratify the selection by the Board of Directors, including a majority of the directors who are not "interested persons" (as such term is defined in the 1940 Act), of Ernst & Young LLP, independent auditors, to serve as the Fund's auditors for the year ending December 31, 1996. Ernst & Young LLP presently serves as the independent accountant for the closed-end funds advised by Quest. Ernst & Young LLP has informed the Fund that neither Ernst & Young LLP nor any of its partners has any direct or indirect financial interest in the Fund except as auditors and independent public accountants. Representatives of Ernst & Young LLP are not expected to be present at the meeting, but have been given an opportunity to make a statement if they so desire, and will be available should any matter arise requiring their participation.

KPMG Peat Marwick has served as the Fund's independent public accountant from the Fund's inception through the year ended December 31, 1995. While there is no dispute or disagreement between the Fund and KPMG Peat Marwick, that firm does not serve as the accountant for The Royce Funds. The Board has been advised by Quest that efficiencies of operation would be expected if the Fund uses the same accountant as other closed-end Royce Funds, and the Board has therefore recommended the ratification of Ernst & Young LLP. If this proposal is not presented, or is not approved, the Board will determine what further action is required in this regard.


VOTE REQUIRED

Ratification of the selection of Ernst & Young LLP as the independent public accountants of the Fund requires the affirmative vote of a majority of the shares of the Fund present and voting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.


6.   OTHER BUSINESS

Management knows of no business to be brought before the meeting other than Proposals 1, 2, 3, 4 and 5 in the Notice of the Annual Meeting. If other matters do come before the meeting, it is intended that the shares represented by Proxies will be voted in accordance with the judgment of the person or persons exercising at the meeting the authority conferred by the Proxies.


ADDITIONAL INFORMATION

Fund/Plan Services, Inc., located at 2 West Elm Street,
Conshohocken, Pennsylvania 19428, serves as the Fund's transfer agent, dividend-disbursing agent and the custodial agent for the Fund's custodian bank.


STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Fund's 1997 Annual Meeting of Stockholders must be received by the Fund by April 30, 1997, for inclusion in the Fund's Proxy Statement and form of Proxy relating to that meeting.

PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE
ACCOMPANYING POSTAGE-PAID ENVELOPE.



                           EXHIBIT A

                  INVESTMENT ADVISORY AGREEMENT
                             BETWEEN
                  ALL SEASONS GLOBAL FUND, INC.
                               AND
                      QUEST ADVISORY CORP.

     Agreement dated as of ____________, 1996 by and between ALL
SEASONS GLOBAL FUND, INC., a Maryland corporation whose name may be changed to ROYCE GLOBAL FUND, INC. (the "Fund"), and QUEST ADVISORY CORP., a New York corporation (the "Adviser").

     The Fund and the Adviser hereby agree as follows:

     1. Duties of the Adviser. The Adviser shall, during the term and subject to the provisions of this Agreement, (a) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes and (b) provide the Fund with such investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its assets. The Adviser shall perform such duties in accordance with the applicable provisions of the Fund's Articles of Incorporation, By-laws and stated investment objective, policies and restrictions and any directions it may receive from the Fund's Board of Directors.

     2. Expenses Payable by the Fund. Except as otherwise provided in Paragraphs 1 and 3 hereof, the Fund shall be responsible for determining the net asset value of its shares and for all of its other operations and shall pay all administrative and other costs and expenses attributable to its operations and transactions, including, without limitation, registrar, transfer agent and custodian fees; legal, administrative and clerical services; rent for its office space and facilities; auditing; preparation, printing and distribution of its proxy statements, stockholders' reports and notices; supplies and postage; Federal and state registration fees; securities market listing fees and expenses; Federal, state, local and foreign taxes; non-affiliated directors' fees; interest on its borrowings; brokerage commissions; and the cost of issue, sale and repurchase of its shares.

     3. Expenses Payable by the Adviser. The Adviser shall furnish, without expense to the Fund, the services of those of its executive officers and full-time employees who may be duly elected executive officers or directors of the Fund, subject to their individual consent to serve and to any limitations imposed by law, and shall pay all the salaries and expenses of such persons. For purposes of this Agreement, only a president, a treasurer or a vice-president in charge of a principal business function shall be deemed to be an executive officer. The Adviser shall also pay all expenses which it may incur in performing its duties under Paragraph 1 hereof and shall reimburse the Fund for any space leased by the Fund and occupied by the Adviser.

     4.   Compensation of the Adviser.
          (a) The Fund agrees to pay to the Adviser, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a monthly fee equal to 1/12 of 1% (1% on an annualized basis) of the average net assets of the Fund for each month during the term of this Agreement. (The net assets of the Fund shall be computed by subtracting the amount of any indebtedness and other liabilities of the Fund from the value of the total assets of the Fund, and the liquidation preference of and any potential redemption premium for any preferred stock of the Fund that may hereafter be issued and outstanding shall not be treated as an indebtedness or other such liability of the Fund for this purpose.) The Fund shall pay such fee to the Adviser at or promptly following the end of each such month.

          (b) Notwithstanding the provisions of subparagraph (a) above to the contrary, the Adviser shall reduce the monthly fees payable to it hereunder to the extent necessary so that the ratio of the expenses of the Fund (including the fees payable to the Adviser, but excluding interest, dividends on securities sold short, taxes, brokerage commissions, distribution fees, amortization of organization expenses and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) shall not exceed (i) for the period from the date on which this Agreement shall become effective and ending December 31, 1996, 2.5% of the first $30,000,000, 2% of the next $70,000,000 and 1.5% of any remaining average net assets of the Fund for such period, and (ii) for each of the fiscal years of the Fund ending December 31, 1997 and December 31, 1998, 1.75% of the Fund's average net assets for such fiscal year.

          (c) In the event of any termination of this Agreement, the fee provided for in this Paragraph 4 shall be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

     5. Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its over-all responsibilities with respect to the Fund and its other accounts.

     6. Limitations on the Employment of the Adviser. The services of the Adviser to the Fund shall not be deemed exclusive, and the Adviser may engage in any other business or render similar or different services to others so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to any other business, whether of a similar or dissimilar nature. So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser to the Fund, subject to the Adviser's right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, and shall not be responsible for any action of or directed by the Board of Directors of the Fund, or any committee thereof, unless such action has been caused by the Adviser's gross negligence, willful malfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement.

     7. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a director, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Fund and acts as such in any business of the Fund pursuant to this Agreement, then such director, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a director, officer and/or employee of the Adviser or under the control or direction of the Adviser, although paid by the Adviser.

     8. Protection of the Adviser. The Adviser shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, and the Fund shall indemnify the Adviser and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Adviser in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Adviser against or entitle or be deemed to entitle the Adviser to indemnification in respect of, any liability to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under this Agreement.

     Determinations of whether and the extent to which the Adviser is entitled to indemnification hereunder shall be made by reasonable and fair means, including (a) a final decision on the merits by a court or other body before whom the action, suit or other proceeding was brought that the Adviser was not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of such misconduct by (i) the vote of a majority of a quorum of the directors of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940) nor parties to the action, suit or other proceeding or (ii) an independent legal counsel in a written opinion.

     9. Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective on _________, 1996, and shall remain in effect until April 30, 1998 and thereafter shall continue automatically for successive annual periods from May 1 to April 30, provided that such continuance is specifically approved at least annually by (a) the vote of the Fund's directors, including a majority of such directors who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or (b) the vote of a majority of the outstanding voting securities of the Fund and the vote of the Fund's directors, including a majority of such directors who are not parties to this Agreement or "interested persons" (as so defined) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, on sixty (60) days' written notice by the vote of a majority of the outstanding voting securities of the Fund or by the vote of a majority of the Fund's directors or by the Adviser, and will automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act of 1940); provided, however, that the provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any such termination.

     10. Name. The Fund may, so long as this Agreement remains in effect, use "Royce" as part of its name. The Adviser may, upon termination of this Agreement, require the Fund to refrain from using the name "Royce" in any form or combination in its name or in its business, and the Fund shall, as soon as practicable following its receipt of any such request from the Adviser, so refrain from using such name.

     11. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                          ALL SEASONS GLOBAL FUND, INC.


                          By:_______________________________



                          QUEST ADVISORY CORP.


                          By:_______________________________
                              Charles M. Royce, President


                            EXHIBIT B


                  ALL SEASONS GLOBAL FUND, INC.


              ARTICLES OF AMENDMENT AND RESTATEMENT


     All Seasons Global Fund, Inc., a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland:

     FIRST:    The Articles of Incorporation of the Corporation are
amended and as so amended are restated in their entirety by striking out Articles FIRST through ELEVENTH and inserting in lieu thereof the following:


                            ARTICLE I
                              NAME

     The name of the Corporation is ROYCE GLOBAL FUND, INC.


                           ARTICLE II
                       PURPOSES AND POWERS

          The Corporation is formed for the following purposes:

          (i) To conduct and carry on the business of an investment company.

          (ii) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

          (iii) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

          (iv) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

          The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.


                           ARTICLE III
               PRINCIPAL OFFICE AND RESIDENT AGENT

          The post office address of the principal office of the Corporation in the State of Maryland is 11 East Chase Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is Prentice Hall Corporation System, Maryland. The post office address of the resident agent is 11 East Chase Street, Baltimore, Maryland 21202.


                           ARTICLE IV
                          CAPITAL STOCK

          (1) The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares, of the par value of one cent ($.01) per share, and of the aggregate par value of one million dollars ($1,000,000), all of which one hundred million (100,000,000) shares are designated Common Stock, subject to the authority granted to the Board of Directors herein to classify and reclassify stock.

          (2) The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share, including, without limitation, the right to vote and the right to receive dividends.

          (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation.

          (4) No holder of stock of the Corporation shall have, by virtue of being such a holder, any right to purchase or subscribe for any share of the Corporation's capital stock or any other security that the Corporation may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation or out of any shares of the Corporation's capital stock that the Corporation may acquire) other than a right that the Board of Directors may, in its discretion, determine to grant.

          (5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time, whether as common stock or otherwise, by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or, except to the extent limited by Articles VI of these Articles, terms or conditions of redemption of the capital stock.

          (6) Notwithstanding any provision of the Maryland General Corporation Law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall, except as otherwise provided in
Article VI of these Articles of Incorporation, be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon.


                            ARTICLE V
                       BOARD OF DIRECTORS

          (1) (i) The number of directors of the Corporation shall be no less than three (3). This number may be changed pursuant to the Bylaws of the Corporation, but shall at no time be less than the minimum number required under the Maryland General Corporation Law.

               (ii) The Corporation reserves, and grants to the Board of Directors, the power to modify the structure of the Board of Directors or any voting right of stockholders with respect thereto, if such action is deemed necessary in order to comply with requirements of the Investment Company Act of 1940, as amended, which relate to or result from the issuance of any class of senior security.

          (2) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized to do the following to the extent consistent with the Maryland General Corporation Law:

               (i) To make, alter or repeal the Bylaws of the Corporation, except where such power is reserved by the Bylaws to the stockholders and except as otherwise required by the Investment Company Act of 1940, as amended.

               (ii) To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.

               (iii) Without the assent or vote of the
stockholders, to authorize the issuance from time to time of shares of stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, and for such consideration as the Board of Directors may deem advisable.

               (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

               (v) Notwithstanding anything in these Articles of Incorporation to the contrary, to establish, in its absolute discretion, the basis or method for determining the value of the assets belonging to any class, the value of the liabilities belonging to any class and the net asset value of each share of any class of the Corporation's stock.

               (vi) To determine, in accordance with generally accepted accounting principles and practices, what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment in the case of stockholders of the Corporation surrendering their entire ownership of shares of any class of stock of the Corporation for redemption.

               (vii) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the Bylaws of the Corporation.

          (3) Any determination made in good faith, and in a manner reasonably believed to be in the best interests of the Corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, as to the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale, repurchase or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                           ARTICLE VI
                         CERTAIN ACTIONS

          The stockholders of the Corporation shall have the power by the affirmative vote of two-thirds of the aggregate number of the votes entitled to be cast thereon to authorize any of the following actions: (i) the dissolution of the Corporation; (ii) a merger or consolidation of the Corporation (in which the Corporation is not the surviving corporation); (iii) the sale, lease, exchange or other disposal of all or substantially all the property and assets of the Corporation to any person (as such term is defined in the Investment Company Act 1940); or (iv) any amendment of these Articles of Incorporation which makes any class of the Corporation's stock redeemable securities (as that term is defined in the Investment Company Act of 1940) or which reduces the two-thirds approval required to authorize the above actions.


                           ARTICLE VII
                    LIMITATIONS ON LIABILITY

          To the fullest extent that limitations on the liability of directors and officers are permitted by Maryland General Corporation Law (as from time to time amended) no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation, whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. No future amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article VII based on any event, omission or proceeding prior to such amendment.


                          ARTICLE VIII
                           AMENDMENTS

          The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding stock.

     SECOND:   The Corporation desires to amend and restate its
Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter currently in effect upon these Articles of Amendment and Restatement becoming effective. The current address of the principal Maryland office of the Corporation, the name and address of the Corporation's current resident agent and the number of directors of the Corporation and the names of those currently in office are as set forth herein.

     THIRD:    The amendment and restatement of the Charter of the
Corporation as hereinabove set forth has been duly approved by a majority of the entire board of directors and by the affirmative vote of the holders of a majority of the issued and outstanding capital stock of the Corporation.

     IN WITNESS WHEREOF, All Seasons Global Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its ________________ President, and witnessed by its ___________________ Secretary, on ________, 1996.

     The ___________________ President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the Amendment and Restatement of the Corporation's Articles of Incorporation are true in all material respects, and that this statement is made under penalties of perjury.


                         By:____________________________________
                            President



WITNESS:____________________________
        Secretary




Proxy            All Seasons Global Fund, Inc.                    Proxy
                     250 Park Avenue South
                         Suite 200
                   Winter Park, Florida 32789

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE UNDERSIGNED HEREBY APPOINTS DIEGO J. VEITIA AND STEPHEN A. SAKER, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE; AND
HEREBY AUTHORIZES THEM, OR ANY OF THEM, TO REPRESENT AND VOTE ALL THE SHARES OF COMMON STOCK OF ALL SEASONS GLOBAL FUND, INC. HELD OF RECORD BY THE UNDERSIGNED ON JULY 15, 1996 AT THE ANNUAL MEETING
OF STOCKHOLDERS ON AUGUST 29, 1996, OR ANY ADJOURNMENT THEREOF:


1. To approve a new Investment Advisory Agreement between the Fund and Quest Advisory Corp.

    __________FOR         __________AGAINST        ___________ABSTAIN


2. On the ELECTION OF FOUR DIRECTORS_______FOR all nominees listed (except as marked to the contrary below)

    _______WITHHOLD AUTHORITY to vote for all nominees listed below

     Charles M. Royce Richard M. Galkin Stephen L. Isaacs David L. Meister (Instruction to withhold authority to vote for any individual nominee, place a line through the nominee's name.)


3. To approve a change in the Fund's fundamental investment objective and certain other investment policies as set forth in the Proxy Statement.

    __________FOR         __________AGAINST         ___________ABSTAIN


4.  To approve Amended and Restated Articles of Incorporation for the Fund.

    __________FOR         __________AGAINST         ___________ABSTAIN


5. On ratification of the selection of Ernst & Young LLP as auditors for the year ending December 31, 1996

    __________FOR         __________AGAINST         ___________ABSTAIN


6. In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.


The shares represented by this proxy, when properly executed, will be voted as specified in the foregoing Proposals 1, 2, 3, 4 and 5 by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the approval of a new Investment Advisory Agreement; FOR the election of the four nominees named in the proxy statement; FOR the approval of a change in the Fund's investment objective and certain other investment policies; FOR the approval of Amended and Restated Articles of Incorporation; and FOR the ratification of the selection of Ernst & Young, LLP and in the discretion of the management as to any other matter which may come before the meeting.


                                   _________________________________

Dated____________, 1996            _________________________________
                                   Signature(s) of Stockholder (s)

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign the corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.